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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
STAT Healthcare, Inc.:

  We consent to the use of our report included herein on the consolidated financial statements of STAT Healthcare, Inc. and subsidiaries as of December 31, 1995 and 1994 and for the years then ended. We also consent to the references to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Houston, Texas
November 1, 1996